UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 6, 2017, India Globalization Capital, Inc ("IGC") filed a Current Report on Form 8-K (the "Initial Form 8-K") reporting that effective December 30, 2016, IGC gave up control of the PRC Ironman assets described therein. As of this filing, IGC has effectively cancelled approximately 2.4 million shares of common stock of IGC. In accordance with and as permitted by Section 9.01(a)(4) of Form 8-K, IGC is filing this amendment to the Initial Form 8-K to provide the required pro forma financial information that was not filed with the Initial Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), the unaudited proforma condensed consolidated financial statements showing the effects of the transaction as required to be filed pursuant to Rule 8-05 of Regulation S-X for smaller reporting companies are hereby filed as Exhibit 99.1 and its incorporated here by reference by amendment to the Initial Form 8-K within the stipulated period.

(d)  Exhibits.

The following Exhibits are attached to this report:

Exhibit No.	Description

99.1
Proforma Financial Information:
(i)  Proforma Balance Sheet as of March 31, 2016 and actual as of December 31, 2016, as reported.*
(ii) Proforma Statements of Operations for the nine months ended December 31, 2016 and 2015. **

* File herewith.
** Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: February 28, 2017	By:	/s/ John Cherin
John Cherin
CFO, Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

99.1
Proforma Financial Information:
(i)  Proforma Balance Sheet as of March 31, 2016 and actual as of December 31, 2016, as reported.*
(ii) Proforma Statements of Operations for the nine months ended December 31, 2016 and 2015. **

* File herewith.
** Not applicable.